SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                 April 23, 1997


                     Multimedia Concepts International, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                              0-26676                 13-3835325
State of                           Commission File            IRS Employer
Incorporation                      Number.                    Identification No.



                              448 West 16th Street
                            New York, New York 10011
                     Address of principal executive offices

        Registrant's telephone number, including area code (212) 675-6666


                                       N/A
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

                  As of April 23, 1997, Alan Berkun, resigned as a director of the Registrant. The resignation was not due to any disagreement with the Registrant on any matter relating to the registrants operation, policies or practices.





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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on the 23rd day of April, 1997.



                                         Multimedia Concepts International, Inc.



                                                              By: \s\ Ilan Arbel
                                                           Ilan Arbel, President



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